Exhibit (a)(x) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K

                              MARSHALL FUNDS, INC.

                                 Amendment No. 9
                                       to

                            ARTICLES OF INCORPORATION
                               Dated July 30, 1992

        THESE Articles of Incorporation are amended as follows:

        Delete Section (a) of Article IV and substitute in its place the following:

     " (a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                          Authorized Number of

        CLASS                               SERIES               SHARES
        -----                               ------               ------
Marshall Equity Income Fund                 Series A             Indefinite
Marshall Equity Income Fund                 Series Y             Indefinite
Marshall Government Income Fund             Series A             Indefinite
Marshall Government Income Fund             Series Y             Indefinite
Marshall Intermediate Bond Fund             Series A             Indefinite
Marshall Intermediate Bond Fund             Series Y             Indefinite
Marshall Mid-Cap Growth Fund                Series A             Indefinite
Marshall Mid-Cap Growth Fund                Series Y             Indefinite
Marshall Money Market Fund                  Series A             Indefinite
Marshall Money Market Fund                  Series B             Indefinite
Marshall Short-Term Income Fund             Series Y             Indefinite
Marshall Large-Cap Growth & Income Fund     Series A             Indefinite
Marshall Large-Cap Growth & Income Fund     Series Y             Indefinite
Marshall Mid-Cap Value Fund                 Series A             Indefinite
Marshall Mid-Cap Value Fund                 Series Y             Indefinite
Marshall Short-Term Tax-Free Fund           Series Y             Indefinite
Marshall Intermediate Tax-Free Fund         Series Y             Indefinite
Marshall International Stock Fund           Series A             Indefinite
Marshall International Stock Fund           Series Y             Indefinite
Marshall Small-Cap Growth Fund              Series A             Indefinite
Marshall Small-Cap Growth Fund              Series Y             Indefinite

        Article III shall be amended to read:

        The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 (15 USC 80a - 1 to 80a - 64) and to exercise and generally enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by Chapter 180 of the Wisconsin Statues, as amended from time to time (the "WBCL").

        The undersigned Secretary of Marshall Funds, Inc. certifies that the above stated amendment is a true and correct Amendment to the Articles of Incorporation, as adopted by the Directors of the Corporation as of the 27th day of July, 1998, and that shareholder action is not required, all in accordance with Section 180.1002 of the Wisconsin Business Corporation Law.

        WITNESS the due execution hereof this 26th day of October, 1998.

                                            /S/ PETER J. GERMAIN

                                            Peter J. Germain
                                            Secretary

Prepared by:   C. Todd Gibson
               Federated Administrative Services
               Federated Investors Tower
               Pittsburgh, PA  15222-3779